Exhibit 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2013 FIRST QUARTER RESULTS

BRIDGETON, MO – May 13, 2013 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2013 of $0.8 million, or $0.10 per share, versus a net loss of $2.3 million, or $0.28 per share, in the first quarter of 2012.  Loss from continuing operations was $1.4 million in both the first quarter of 2013 and the first quarter of 2012.  Operating loss was $1.3 million, or 6.9% of net sales, in the first quarter of 2013, compared to $1.3 million, or 7.3% of net sales, for the same period in 2012.

Financial highlights for the first quarter of 2013, as compared to the same period in the prior year, included:

•	Net sales in the first quarter of 2013 were $18.2 million, a decrease of $0.2 million, or 1.1%, compared to the same period in 2012. The decrease was a result of two less shipping days during the first quarter of 2013 compared to the same period in 2012. There was a volume shortfall in our Wilen business unit which was offset by a volume increase in our Continental business unit.

•	Gross margin was 13.3% in the first quarter of 2013, a decrease from 14.5% in the first quarter of 2012. The decrease in gross margin was primarily a result of the sales mix for the first quarter of 2013 as compared to the first quarter of 2012.

•	Selling, general and administrative expenses were $0.6 million lower in the first quarter of 2013 than in the first quarter of 2012. The decrease was primarily due to one-time asset impairments for the three months ended March 30, 2012 and lower legal costs for the three months ended March 29, 2013.

Operations used $1.8 million of free cash flow in the first quarter of 2013 compared to $1.9 million during the same period a year ago. Free cash flow, a non-GAAP financial measure, is discussed further below.

Debt at March 29, 2013 was $12.3 million, versus $10.9 million at December 31, 2012.

"During the first quarter of 2013 we successfully completed the closure of our last underperforming business," said David J. Feldman President & CEO of Katy Industries. "Going forward we will continue our commitment to our core business and remain focused on additional operational improvements that will move us towards profitability in the future."

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free Cash Flow is defined by Katy as cash flow from operating activities less capital expenditures. A reconciliation of this non-GAAP measure to a comparable GAAP measure is provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2012. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS AND COMPREHENSIVE LOSS- UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	March 29,	March 30,
	2013	2012

Net sales	$18,161	$18,365
Cost of goods sold	15,748	15,707
Gross profit	2,413	2,658
Selling, general and administrative expenses	3,385	3,991
Severance, restructuring and related charges	284	-
Operating loss	(1,256)	(1,333)
Interest expense	(170)	(145)
Other, net	34	114
Loss from continuing operations before income tax benefit (expense)	(1,392)	(1,364)
Income tax (expense) benefit from continuing operations	(7)	7
Loss from continuing operations	(1,399)	(1,357)
Income (loss) from operations of discontinued business (net of tax)	569	(903)
Net loss	$(830)	$(2,260)

Net loss	$(830)	$(2,260)
Other comprehensive income
Foreign currency translation	(12)	48
Total comprehensive loss	$(842)	$(2,212)

Loss per share of common stock - Basic and Diluted
Loss from continuing operations	$(0.17)	$(0.17)
Discontinued operations	0.07	(0.11)
Net loss	$(0.10)	$(0.28)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951

Other Information:

LIFO adjustment expense	$171	$167

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	March 29,	December 31,
Assets	2013	2012
Current assets:
Cash	$607	$621
Accounts receivable, net	10,910	9,270
Inventories, net	12,566	12,733
Other current assets	1,666	1,456
Assets held for sale	1,675	1,675
Total current assets	27,424	25,755

Other Assets	1,814	1,835

Property and equipment	55,208	55,118
Less: accumulated depreciation	(47,245)	(46,716)
Property and equipment, net	7,963	8,402

Total assets	$37,201	$35,992

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,577	$6,172
Book overdraft	268	493
Accrued expenses	11,558	10,198
Payable to related party	2,375	2,250
Deferred revenue	186	688
Revolving credit agreement	12,273	10,903
Liabilities held for sale	232	-
Total current liabilities	34,469	30,704

Deferred revenue	465	1,917
Other liabilities	5,702	5,964
Total liabilities	40,636	38,585

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,110	27,110
Accumulated other comprehensive loss	(2,475)	(2,463)
Accumulated deficit	(124,711)	(123,881)
Treasury stock	(21,437)	(21,437)
Total stockholders' equity	(3,435)	(2,593)

Total liabilities and stockholders' equity	$37,201	$35,992

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended
	March 29,	March 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(830)	$(2,260)
Income (loss) from discontinued operations	569	(903)
Loss from continuing operations	(1,399)	(1,357)
Depreciation and amortization	542	614
Amortization of debt issuance costs	48	40
Stock-based compensation	79	113
	(730)	(590)
Changes in operating assets and liabilities:
Accounts receivable	(1,556)	(730)
Inventories	(973)	(232)
Other assets	(363)	224
Accounts payable	1,507	(266)
Accrued expenses	817	11
Payable to related party	(125)	125
Deferred revenue	(46)	(46)
Other	(278)	(98)
	(1,017)	(1,012)

Net cash used in continuing operations	(1,747)	(1,602)
Net cash provided by (used in) discontinued operations	756	(757)
Net cash used in operating activities	(991)	(2,359)

Cash flows from investing activities:
Capital expenditures	(94)	(259)
Net cash used in investing activities	(94)	(259)

Cash flows from financing activities:
Net borrowings	1,371	2,994
Decrease in book overdraft	(225)	(520)
Direct costs associated with debt facilities	19	-
Net cash provided (used in) by financing activities	1,127	2,474

Effect of exchange rate changes on cash from continuing operations	(40)	7
Effect of exchange rate changes on cash from discontinued operations	(16)	25
Effect of exchange rate changes on cash	(56)	32

Net decrease in cash	(14)	(112)
Cash, beginning of period	621	730
Cash, end of period	$607	$618

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(1,747)	$(1,602)
Capital expenditures	(94)	(259)
Free cash flow	$(1,841)	$(1,861)